Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended June 30, 2016 and

Announces Quarterly Distribution of $0.29 per Share

GREENWICH, CT – 08/04/2016 – TICC Capital Corp. (NasdaqGS: TICC) (“TICC,” the “Company,” “we,” “us” or “our”) announced today its financial results for the quarter ended June 30, 2016, and announced a distribution of $0.29 per share for the third quarter of 2016.

HIGHLIGHTS

•	For the quarter ended June 30, 2016, we recorded net investment income of approximately $6.8 million, or approximately $0.13 per share. In the second quarter, we also recorded net unrealized appreciation of $48.8 million and net realized capital losses of $7.3 million. Our collateralized loan obligation (“CLO”) positions experienced significant price increases in the quarter, with $37.3 million of that net unrealized appreciation associated with those investments. In total we had a net increase in net assets from operations of approximately $48.3 million, or $0.94 per share.

•	Our core net investment income (“Core NII”), which is a non-GAAP measure, for the quarter ended June 30, 2016 was approximately $0.32 per share.

o	Core NII represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. (See additional information under “Supplemental Information Regarding Core Net Investment Income” below).

•	Total investment income for the second quarter of 2016 amounted to approximately $17.0 million, which represents an increase of approximately $1.8 million from the first quarter of 2016.

o	For the quarter ended June 30, 2016, we recorded investment income from our portfolio as follows:

•	approximately $8.7 million from our debt investments,

•	approximately $8.0 million from our CLO equity investments, and

•	approximately $0.3 million from all other sources.

o	While reportable GAAP earnings from our CLO equity class investments for the three months ended June 30, 2016 was approximately $8.0 million, we received or were entitled to receive approximately $17.5 million in distributions from these investments. While our experience has been that cash flows have historically represented our view of a reasonable estimate of CLO equity investment taxable income, we believe there to be significantly less certainty as to the final determination of taxable income with respect to our CLO equity investments in light of recent volatility in the corporate loan market. In general, we currently expect our annual taxable income to be higher than our GAAP earnings on the basis of the difference between cash distributions actually received (and record date distributions to be received) and the effective yield income.

•	Our weighted average credit rating on a fair value basis was 2.2 at the end of the second quarter of 2016 (compared to 2.2 at the end of the first quarter of 2016).

•	Our total expenses for the quarter ended June 30, 2016 were approximately $10.2 million, down by approximately $1.0 million compared to the first quarter of 2016.

•	Our Board of Directors has declared a distribution of $0.29 per share for the third quarter of 2016.

o	Payable Date: September 30, 2016

o	Record Date: September 16, 2016

•	During the second quarter of 2016:

o	We invested approximately $73.4 million, largely consisting of $33.4 million in corporate securities, $1.6 million in CLO debt and $37.9 million in CLO equity, as we continued our rotations of those portfolios.

o	We received proceeds of approximately $96.0 million from repayments, sales and amortization payments on our debt investments.

•	As of June 30, 2016, the weighted average yield of our debt investments at current cost was approximately 7.5%, compared with 7.1% as of March 31, 2016.

•	As of June 30, 2016, the weighted average effective yield (GAAP) of CLO equity investments at current cost was approximately 12.8%, compared with 8.5% as of March 31, 2016. That increase was primarily due to portfolio rotation during the quarter.

•	As of June 30, 2016, the weighted average cash yield of our CLO equity investments at current cost was approximately 25.8%, compared with 24.7% as of March 31, 2016.

•	As of June 30, 2016, net asset value per share was $6.54 compared with the net asset value per share as of March 31, 2016 of $5.89.

•	At June 30, 2016, we had one investment on non-accrual status with a fair value of approximately $11.4 million. This investment was purchased for a total of approximately $10.7 million in separate purchases in 2011 and 2013. This is the same investment that was on non-accrual status in the prior quarter ended March 31, 2016.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income. Our non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments.

Income from investments in the “equity” class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method based upon an effective yield to the expected redemption utilizing estimated cash flows, compared to the cost resulting in an effective yield for the investment; the difference between the actual cash received or distributions entitled to be received and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by us during the period, (referred to below as “CLO equity additional distributions”).

Further, as the RIC requirements are to distribute taxable earnings, core net investment income may provide a better indication of estimated taxable income for a reporting period than does GAAP net investment income, although we can offer no assurance that will be the case as the ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year. We note that these non-GAAP measures may not be useful indicators of taxable earnings, particularly during periods of market disruption and volatility.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended June 30, 2016 and June 30, 2015:

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
	Amount	Per Share Amounts (basic)	Amount	Per Share Amounts (basic)
Net investment income	$6,798,806	$0.132	$10,892,126	$0.182
CLO equity additional distributions	9,494,983	0.184	8,200,770	0.136
Core net investment income	$16,293,789	$0.316	$19,092,896	$0.318

We will host a conference call to discuss our second quarter results today, Thursday, August 4, 2016 at 9:30 AM ET. Please call 1-888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 1-877-344-7529, and the replay passcode is 10090947.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-Q for the period ended June 30, 2016, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

	June 30, 2016	December 31, 2015

ASSETS

Non-affiliated/non-control investments (cost: $728,791,240 @ 6/30/16; $767,295,604 @12/31/15)	$620,716,978	$638,890,282
Affiliated investments (cost: $7,442,501 @ 6/30/16; $7,392,352 @ 12/31/15)	8,978,584	6,825,269
Control investments (cost: $0 @ 6/30/16; $16,750,000 @ 12/31/15)	-	11,000,000
Total investments at fair value (cost: $736,233,741 @ 6/30/16;
$791,437,956 @ 12/31/15)	629,695,562	656,715,551
Cash and cash equivalents	13,511,803	23,181,677
Restricted cash	39,617,766	17,965,232
Interest and distributions receivable	12,116,200	12,268,997
Securities sold not settled	25,988	7,845,706
Other assets	1,288,879	321,044
Total assets	$696,256,198	$718,298,207

LIABILITIES

Accrued interest payable	$2,225,755	$2,139,866
Investment advisory fee and net investment income incentive fee payable to affiliate	3,655,528	4,195,901
Securities purchased not settled	2,759,526	-
Accrued expenses.	2,525,420	3,278,587
Notes payable - TICC CLO 2012-1 LLC, net of discount and deferred issuance costs	234,280,558	233,887,130
Convertible senior notes payable, net of deferred issuance costs	114,170,676	113,862,012
Total liabilities	359,617,463	357,363,496

NET ASSETS
Common stock, $0.01 par value, 100,000,000 share authorized; 51,479,409 and 56,396,435 shares issued and outstanding, respectively	514,794	563,965
Capital in excess of par value	568,508,328	594,047,019
Net unrealized depreciation on investments	(106,538,179)	(134,722,405)
Accumulated net realized losses on investments	(76,650,492)	(68,772,889)
Distributions in excess of net investment income	(49,195,716)	(30,180,979)
Total net assets	336,638,735	360,934,711
Total liabilities and net assets	$696,256,198	$718,298,207
Net asset value per common share	$6.54	$6.40

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015

INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$8,370,025	$12,484,047	$16,835,836	$25,304,944
Income from securitization vehicles and investments	7,980,865	9,616,239	13,902,416	17,779,420
Commitment, amendment fee income and other income	389,965	1,239,754	849,826	1,612,371
Total investment income from non-affiliated/non-control investments	16,740,855	23,340,040	31,588,078	44,696,735
From affiliated investments:
Interest income - debt investments	80,287	95,032	159,712	142,481
Total investment income from affiliated investments	80,287	95,032	159,712	142,481
From control investments:
Interest income - debt investments	225,385	341,835	567,219	680,692
Total investment income from control investments	225,385	341,835	567,219	680,692
Total investment income	17,046,527	23,776,907	32,315,009	45,519,908
EXPENSES
Compensation expense	178,955	395,980	420,140	875,633
Investment advisory fees	2,411,762	5,308,443	6,117,485	10,318,686
Professional fees	1,182,148	905,924	3,207,533	1,511,776
Interest expense	4,434,109	4,996,214	8,792,881	9,938,572
General and administrative	796,981	729,117	1,689,884	1,184,450
Total expenses before incentive fees	9,003,955	12,335,678	20,227,923	23,829,117
Net investment income incentive fees	1,243,766	549,103	1,243,766	(1,505,252)
Total expenses	10,247,721	12,884,781	21,471,689	22,323,865
Net investment income	6,798,806	10,892,126	10,843,320	23,196,043

Net change in unrealized appreciation/depreciation on investments
Non-Affiliate/non-control investments	43,225,203	(4,523,697)	20,331,060	3,040,553
Affiliated investments	1,167,429	(442,785)	2,103,166	7,182,090
Control investments	4,400,000	-	5,750,000	-
Total net change in unrealized appreciation/depreciation on investments	48,792,632	(4,966,482)	28,184,226	10,222,643

Net realized (losses) gains on investments
Non-Affiliated/non-control investments	(4,327,598)	4,110,376	(4,877,603)	4,200,062
Affiliated investments	-	-	-	(6,762,328)
Control investments	(3,000,000)	-	(3,000,000)
Total net realized (losses) gains on investments	(7,327,598)	4,110,376	(7,877,603)	(2,562,266)

Net increase in net assets resulting from operations	$48,263,840	$10,036,020	$31,149,943	$30,856,420

Net increase in net assets resulting from net investment income per common share:
Basic	$0.13	$0.18	$0.21	$0.39
Diluted	$0.13	$0.18	$0.21	$0.38
Net increase in net assets resulting from operations per common share:
Basic	$0.94	$0.17	$0.60	$0.51
Diluted	$0.81	$0.17	$0.57	$0.49
Weighted average shares of common stock outstanding:
Basic	51,479,409	59,987,986	52,241,381	60,002,434
Diluted	61,512,561	70,021,138	62,274,533	70,035,586
Distributions per share	$0.29	$0.29	$0.58	$0.56

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Per Share Data
Net asset value at beginning of period	$5.89	$8.72	$6.40	$8.64
Net investment income(1)	0.13	0.18	0.21	0.39
Net realized and unrealized capital gains (losses)(2)	0.81	(0.01)	0.39	0.12
Net change in net asset value from operations	0.94	0.17	0.60	0.51
Distributions per share from net investment income	(0.29)	(0.29)	(0.58)	(0.56)
Distributions based on weighted average share impact	-	-	0.01	-
Total distributions(3)	(0.29)	(0.29)	(0.57)	(0.56)
Effect of shares repurchased, gross	-	-	0.11	0.01
Net asset value at end of period	$6.54	$8.60	$6.54	$8.60
Per share market value at beginning of period	$4.80	$6.92	$6.08	$7.53
Per share market value at end of period	$5.27	$6.72	$5.27	$6.72
Total return(4)	15.83%	1.30%	(3.03)%	(3.27)%
Shares outstanding at end of period	51,479,409	59,987,986	51,479,409	59,987,986
Ratios/Supplemental Data
Net assets at end of period (000’s)	336,639	515,690	336,639	515,690
Average net assets (000’s)	319,971	519,370	323,472	520,160
Ratio of expenses to average net assets(5)	12.81%	9.92%	13.28%	8.58%
Ratio of net investment income to average net assets(5)	8.50%	8.39%	6.70%	8.92%
Portfolio turnover rate	11.79%	8.99%	13.53%	15.04%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.

(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year.

(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.

(5)	Annualized.

(6)	The following table provides supplemental performance ratios (annualized) measured for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
Ratio of expenses to average net assets:	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Expenses before incentive fees	11.26%	9.5%	12.51%	9.16%
Net investment income incentive fees	1.55%	0.42%	0.77%	(0.58)%
Ratio of expenses, excluding interest expense, to average net assets	7.27%	6.08%	7.84%	4.76%

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.